Results of the Annual Meeting


The annual meeting of the shareholders of the Marshall Funds, Inc. was held on July 27, 2004.

The matters voted on by the shareholders of record as of June 30, 2004 and the results of the vote at the shareholder meeting held July 27, 2004 were as follows:

1.  	To elect seven Directors to the Board of Directors.

John M. Blaser
Affirmative	..	1,664,992,983
Against		..	-----
Abstain		..	5,834,503

Kenneth C. Krei
Affirmative	..	1,665,252,457
Against		..	-----
Abstain		..	5,575,028

Benjamin M. Cutler
Affirmative	..	1,657,885,638
Against		..	-----
Abstain		..	12,941,847

John DeVincentis
Affirmative	..	1,665,541,050
Against		..	-----
Abstain		..	5,286,435

John Lubs
Affirmative	..	1,665,612,999
Against		..	-----
Abstain		..	5,214,487

James Mitchell
Affirmative	..	1,665,569,128
Against		..	-----
Abstain		..	5,258,358

Barbara J. Pope
Affirmative	..	1,658,141,948
Against		..	-----
Abstain		..	12,685,537

2.	To ratify the selection of Ernst & Young LLP as
the independent auditor for each of the Funds for the fiscal year ending August 31, 2004.

Marshall Equity Income Fund
Affirmative	..	20,233,063
Against		..	8,503
Abstain		..	4,339

Marshall Government Income Fund
Affirmative	..	31,498,097
Against		..	17,527
Abstain		..	956

Marshall Government Money Market Fund
Affirmative	..	20,577,216
Against		..	-----
Abstain		..	-----

Marshall Intermediate Bond Fund
Affirmative	..	52,206,376
Against		..	4,195
Abstain		..	6,220

Marshall Intermediate Tax-Free Fund
Affirmative	..	8,751,271
Against		..	-----
Abstain		..	599

Marshall International Stock Fund
Affirmative	..	24,838,704
Against		..	14,825
Abstain		..	19,083

Marshall Large-Cap Growth & Income Fund
Affirmative	..	19,221,325
Against		..	14,577
Abstain		..	6,347

Marshall Mid-Cap Growth Fund
Affirmative	..	10,407,884
Against		..	1,470
Abstain		..	3,555

Marshall Mid-Cap Value Fund
Affirmative	..	17,324,735
Against		..	3,047
Abstain		..	45,763

Marshall Money Market Fund
Affirmative	..	1,433,849,783
Against		..	6,150,067
Abstain		..	905,286

Marshall Short-Term Income Fund
Affirmative	..	15,772,715
Against		..	928
Abstain		..	-----

Marshall Small-Cap Growth Fund
Affirmative	..	8,934,427
Against		..	4,232
Abstain		..	371

3.	To amend the Marshall Large-Cap Growth &
Income Fund's investment objective from	capital appreciation
and income to capital appreciation.

Affirmative	..	19,165,322
Against		..	61,051
Abstain		..	15,876